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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of Sears Holdings Corporation of our predecessor company report dated August 8, 2003 and the successor company report dated August 8, 2003, except for Note 4, as to which the date is February 11, 2005 relating to the financial statements and financial statement schedule, which appear in Kmart Holding Corporation's Annual Report on Form 10-K/A for the year ended January 28, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Detroit, Michigan
February 14, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM